UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2013

POLYONE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

PolyOne Center, 33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices and Zip Code)

(440) 930-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 13, 2013, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated October 23, 2012 (the “Merger Agreement”), by and among PolyOne Corporation, an Ohio corporation (“PolyOne”), 2012 RedHawk, Inc., a Delaware corporation (“Merger Sub”), 2012 RedHawk, LLC, a Delaware limited liability company (n/k/a PolyOne Designed Structures and Solutions LLC) (“Merger LLC”) and Spartech Corporation, a Delaware corporation (“Spartech”), Spartech merged with and into Merger Sub (the “Initial Merger”), with Spartech being the surviving corporation in the Initial Merger (the “Surviving Corporation”) and a wholly owned subsidiary of PolyOne, which was immediately followed by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger” and together with the Initial Merger, the “Merger”), with Merger LLC being the surviving entity in the Subsequent Merger and a wholly owned subsidiary of PolyOne.

At the effective time of the Merger, each issued and outstanding share of Spartech common stock was canceled and converted into the right to receive consideration equal to $2.67 in cash and 0.3167 PolyOne common shares. PolyOne paid a total of approximately $83 million in cash and issued 9,885,349 shares of its common stock to Spartech’s stockholders in the merger. PolyOne funded the cash portion of the consideration received by Spartech stockholders, and the repayment of certain of Spartech’s debt, with a portion of the net proceeds of its issuance and sale of 5.25% Senior Notes due 2023 (the “Notes”). An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an initial purchaser of the Notes, served as the administrative agent under PolyOne’s term loan agreement and an affiliate of Wells Fargo Securities, LLC, an initial purchaser of the Notes, is the administrative agent and certain of the initial purchasers of the Notes or their affiliates are lenders under PolyOne’s senior secured revolving credit facility. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and initial purchasers of the Notes KeyBanc Capital Markets Inc. and Moelis & Company LLC and/or their affiliates have acted as advisors to PolyOne in connection with the Merger.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(1) The historical audited consolidated financial statements of Spartech required by Item 9.01(a) are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

(2) The historical unaudited consolidated financial statements of Spartech required by Item 9.01(a) are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

(b)	Pro forma financial information.

PolyOne will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 23, 2012, by and among PolyOne Corporation, 2012 RedHawk, Inc., 2012 RedHawk, LLC (n/k/a PolyOne Designed Structures and Solutions LLC) and Spartech Corporation (attached as Exhibit 2.1 to PolyOne’s Current Report on Form 8-K filed on October 23, 2012 and incorporated by reference herein).

99.1	The historical audited consolidated financial statements of Spartech as of the fiscal year ended November 3, 2012 (incorporated by reference to Part II, Item 8 of Spartech’s Annual Report on Form 10-K for the fiscal year ended November 3, 2012, filed with the Commission on December 17, 2012, as amended by Amendment No. 1, filed with the Commission on March 1, 2013).

99.2	The historical unaudited consolidated financial statements of Spartech as of the quarter ended February 2, 2013 (incorporated by reference to Spartech’s Quarterly Report on Form 10-Q for the quarter ended February 2, 2013, filed with the Commission on March 12, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Vice President, General Counsel and Secretary

Date: March 13, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 23, 2012, by and among PolyOne Corporation, 2012 RedHawk, Inc., 2012 RedHawk, LLC (n/k/a PolyOne Designed Structures and Solutions LLC) and Spartech Corporation (attached as Exhibit 2.1 to PolyOne’s Current Report on Form 8-K filed on October 23, 2012 and incorporated by reference herein).

99.1	The historical audited consolidated financial statements of Spartech as of the fiscal year ended November 3, 2012 (incorporated by reference to Part II, Item 8 of Spartech’s Annual Report on Form 10-K for the fiscal year ended November 3, 2012, filed with the Commission on December 17, 2012, as amended by Amendment No. 1, filed with the Commission on March 1, 2013).

99.2	The historical unaudited consolidated financial statements of Spartech as of the quarter ended February 2, 2013 (incorporated by reference to Spartech’s Quarterly Report on Form 10-Q for the quarter ended February 2, 2013, filed with the Commission on March 12, 2013).